                                                                      EXHIBIT 21

RENAISSANCE WORLDWIDE, INC.

LIST OF SUBSIDIARIES:

Company                                           State/Country of Organization
------------

1045795 Ontario, Inc.                             Ontario, Canada
ARI National Company                              Massachusetts
America's Registry, Inc.                          Massachusetts
C.M. Management Systems Ltd. Inc.                 Massachusetts
Cambridge Software Group, Inc.                    Massachusetts
COBA Consulting Limited                           U.K.
COBA Group U.S.A., Ltd.                           Georgia
COBA-TC, Inc.                                     Delaware
Eligibility Management Systems, Inc.              Florida
Hunter Consulting Associates Limited              U.K.
Hunter Consulting Associates Pty. Limited         Australia
The Hunter Group, Inc.                            Maryland
The Hunter Group International, Inc.              Delaware
The Hunter Group (Singapore) Pte. Ltd.            Singapore
International Systems Services Corporation        Connecticut
International Systems Services (UK) Limited       U.K.
Renaissance Worldwide AB                          Sweden
The Registry Holding Limited                      U.K.
The Registry, Inc. Network Consulting Practice    New Hampshire
The Registry International, Inc.                  Delaware
The Registry Limited                              U.K.
Renaissance Securities Corp.                      Massachusetts
Renaissance Worldwide Strategy Limited            U.K.
Renaissance Worldwide Professionals, Inc.         California
Renaissance Worldwide Strategy, Inc.              Delaware
Shamrock Computer Resources, Ltd.                 Iowa
Sterling Information Group, Inc.                  Delaware
THG Consulting, Inc.                              Canada
TRI Securities Corp.                              Massachusetts
Technomic Consultants Inc.                        Illinois
Technomic Hong Kong                               Hong Kong
Technomic India*                                  India
Technomic Japan                                   Japan
Technomic Shanghai*                               Shanghai, PRC
Technomic Singapore*                              Singapore
Technomic U.K.                                    U.K.
Technomic Vietnam*                                Vietnam

*Rep. Offices of COBA-TC, Inc.
Rev. 3/4/98